THE PROVIDENCE JOURNAL COMPANY


                                       and


                        THE FIRST NATIONAL BANK OF BOSTON


                                  Rights Agent

                                Rights Agreement

                             Dated as of May 8, 1996


          ------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                    Page
Section 1   Certain Definitions                                       1
Section 2.  Appointment of Rights Agent                               6
Section 3.  Issue of Right Certificates                               6
Section 4.  Form of Right Certificates                                9
Section 5.  Countersignature and Registration                         9
Section 6.  Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or
              Stolen Right Certificates                              10
Section 7.  Exercise of Rights; Purchase Price;
              Expiration Date of Rights                              15
Section 8.  Cancellation and Destruction of
              Right Certificates                                     16
Section 9.  Availability of Common Shares                            16
Section 10. Common Shares Record Date                                17
Section 11. Adjustment of Purchase Price, Number of
              Shares or Number of Rights                             17
Section 12. Certificate of Adjusted Purchase Price
              or Number of Shares                                    25
Section 13. Consolidation, Merger or Sale or Transfer
              of Assets or Earning Power                             25
Section 14. Fractional Rights and Fractional Shares                  26
Section 15. Rights of Action                                         28
Section 16. Agreement of Right Holders                               28
Section 17. Right Certificate Holder Not Deemed a
              Stockholder                                            29
Section 18. Concerning the Rights Agent                              29
Section 19. Merger or Consolidation or Change of
              Name of Rights Agent                                   30
Section 20. Duties of Rights Agent                                   30
Section 21. Change of Rights Agent                                   33
Section 22. Issuance of New Right Certificates                       34
Section 23. Redemption                                               34
Section 24. Exchange                                                 35
Section 25. Notice of Certain Events                                 36
Section 26. Notices                                                  37
Section 27. Supplements and Amendments                               38
Section 28. Successors                                               38
Section 29. Benefits of this Agreement                               38
Section 30. Severability                                             39
Section 31. Governing Law                                            39
Section 32. Counterparts                                             39
Section 33. Descriptive Headings                                     39
Signatures                                                           40


Exhibit A - Form of Right Certificate, Class A Rights
Exhibit B - Form of Right Certificate, Class B Rights
Exhibit C - Summary of Rights to Purchase Common
             Shares

     Agreement, dated as of May 8, 1996, between The Providence Journal Company, a Delaware corporation (the "Company"), and The First National Bank of Boston (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one class A common share purchase right (a "Class A Right") for each Class A Common Share (as defined herein) of the Company outstanding on , 1996 (the "Record Date") and one class B common share purchase right (a "Class B Right") for each Class B Common Share (as defined herein) of the Company outstanding on the Record Date, each Right representing the right to purchase one Class A Common Share (as defined herein) or Class B Common Share (as defined herein), as applicable, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Class A Right with respect to each Class A Common Share and one Class B Right with respect to each Class B Common Share, in each case, that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined herein).

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of either (i) 15% or more of the Voting Power of the Common Shares or (ii) 35% or more of the Voting Power of the Class A Common Shares but shall not include (i) the Company, (ii) any Subsidiary of the Company, or (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of either Class A Common Shares and/or Class B Common Shares by the Company which, by reducing the number of such Common Shares outstanding, increases the proportionate Voting Power of Common Shares beneficially owned by such Person to 15% or more of the Voting Power of the Common Shares or 35% or more of the Class A Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Voting Power of the Common Shares or 35% or more of the Class A Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares or Class A Common Shares, as the case may be, of the Company, then such Person shall be deemed to be an "Acquiring Person."
Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of the applicable Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

     (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

     (ii) which such Person or any of such Person's Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company;

provided that holders of Class B Common Shares shall not be deemed to be Beneficial Owners of Class A Common Shares solely by virtue of such holders' right to convert such Class B Common Shares into Class A Common Shares.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; provided that any Person, in determining such number of securities, may rely on the information set forth in the Company's most recent quarterly or annual report, and any current report subsequent thereto, with respect to the number of outstanding Common Shares, Class A Common Shares or Class B Common Shares, filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless such Person knows or has reason to believe that the information contained therein is or has become inaccurate.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts or the State of Rhode Island are authorized or obligated by law or executive order to close.

     (e) "Class A Common Shares" shall mean the shares of class A common stock, par value $1.00 per share, of the Company.

     (f) "Class A Purchase Price" shall have the meaning set forth in Section 7(b).

     (g) "class a right" shall have the meaning set forth in the second paragraph hereof.

     (h) "Class A Right Certificate" shall have the meaning set forth in Section 3(a).

     (i) "Class B Common Shares" shall mean the shares of class B common stock, par value $1.00 per share, of the Company.

     (j) "Class B Purchase Price" shall have the meaning set forth in Section 7(b).

     (k) "Class B Right" shall have the meaning set forth in the second paragraph hereof.

     (l) "Class B Right Certificate" shall have the meaning set forth in Section 3(a).

     (m) "Close of Business" on any given date shall mean 5:00 P.M., Boston time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

     (n) "Common Shares" when used in reference to the Company shall mean the Class A Common Shares and the Class B Common Shares. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (o) "Distribution Date" shall have the meaning set forth in Section 3.

     (p) "Equivalent Common Shares" shall have the meaning set forth in Section 11(b).

     (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (r) "Exchange Ratio" shall have the meaning set forth in Section 24(a).

     (s) "Final Expiration Date" shall have the meaning set forth in Section 7.

     (t) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

     (u) "Permitted Transferee" shall have the meaning set forth in Section 6.

     (v) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (w) "Purchase Price" shall mean, as applicable, the Class A Purchase Price and/or the Class B Purchase Price.

     (x) "Record Date" shall have the meaning set forth in the second paragraph hereof.

     (y) "Redemption Date" shall have the meaning set forth in Section 7.

     (z) "Redemption Price" shall have the meaning set forth in Section 23(a).

     (aa) "Rights" shall mean, as applicable, the Class A Rights and/or the Class B Rights.

     (ab) "Right Certificates" shall mean, as applicable, the Class A Right Certificates and/or the Class B Rights Certificates.

     (ac) "Rights Agent" shall have the meaning set forth in the preamble hereof.

     (ad) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (ae) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (af) "Summary of Rights" shall have the meaning set forth in Section 3(b).

     (ag) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

     (ah) "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any Person, shall mean the power to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation). For purposes of determining the percentage of Voting Power of a Person with respect to the Company at any such time, such Voting Power shall be calculated by dividing the number of votes such Person is entitled to cast by the total number of votes which may be cast at the time of such calculation; provided that in determining the total number of votes which may be cast at such time the Person making such determination may rely on the information set forth in the Company's most recent quarterly or annual report, and any current report subsequent thereto, with respect to the number of outstanding Common Shares, Class A Common Shares or Class B Common Shares, filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless such Person knows or has reason to believe that the information contained therein is or has become inaccurate.

     2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of either (i) 15% or more of the Voting Power of the Common Shares or (ii) 35% or more of the Class A Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the applicable Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Class A Right Certificate or Class B Right Certificate, as
applicable, in substantially the form of Exhibit A (a "Class A Right Certificate") or Exhibit B (a "Class B Right Certificate"), as applicable, evidencing one such Right for each Class A Common Share or Class B Common Share, as applicable, so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Providence Journal Company and The First National Bank of Boston, dated as of May 8, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Providence Journal Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Providence Journal Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A, in the case of Class A Rights, and Exhibit B, in the case of Class B Rights, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Class A Common Shares or Class B Common Shares, as applicable, as shall be set forth therein at the price per such Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the applicable Purchase Price shall be subject to adjustment as provided herein.

     5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Class A Right Certificate or Class B Right Certificate (other than such Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates of the same class, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     (c) (i) Notwithstanding anything contained herein to the contrary, no Person holding Class B Rights as of or after the date of this Agreement may transfer, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, such Class B Right except to a "Permitted Transferee" of such holder, provided, however, that a holder of Class B Rights may sell to the Company, and the Company may purchase from such Person, Class B Rights. The term "Permitted Transferee" shall have the following meaning:

                  (A) In the case of a holder of Class B Rights who is a natural person holding beneficial ownership of the Class B Rights in question, "Permitted Transferee" means: (1) the spouse of such holder of Class B Rights, (2) a parent of such holder of Class B Rights, (3) a lineal descendant of a parent of such holder of Class B Rights (said lineal descendants, together with the holder of Class B Rights and his or her parents and spouse, are hereinafter referred to as "Family Members" of such holder of Class B Rights), (4) the trustee of a trust solely for the benefit of one or more Family Members of such holder of Class B Rights, (5) a corporation, all the outstanding capital stock of which is owned by, a limited liability company, all the members of which are, or a partnership, all of the partners of which are, Family Members who are holders of Class B Rights; provided that if any share of capital stock of such corporation (or any survivor of a merger or a consolidation of such a corporation), or any membership or partnership interest in such a limited liability company or partnership, as the case may be, is acquired by any Person who is not a Family Member of a holder of Class B Rights or which is not a corporation, all the outstanding capital stock of which is owned by, a limited liability company, all the membership interests of which are owned by, or a partnership, all the partnership interests of which are owned by, Family Members who are holders of Class B Rights, all Class B Rights then held by such corporation, limited liability company or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into Class A Rights and shall thereupon and thereafter be deemed to represent a like number of Class A Rights, and (6) the estate of any such deceased holder of Class B Rights; and

                  (B) In the case of a holder of Class B Rights holding the Class B Rights in question as trustee pursuant to a trust other than a trust described in paragraph (c)(i)(C) below, "Permitted Transferee" means (1) the Person who established such trust; and (ii) a Permitted Transferee of the Person who established such trust determined pursuant to paragraph (c)(i)(A) above;

                  (C) In the case of a holder of Class B Rights holding Class B Rights in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Common Shares were first distributed by the Company (the "Original Class B Record Date"), "Permitted Transferee" means any Person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise;

                  (D) In the case of a holder of Class B Rights holding record (but not beneficial) ownership of Class B Rights in question as nominee for the person who was the beneficial owner thereof on the Original Class B Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to the other clauses of this Section 6(c)(i);

                  (E) In the case of a holder of Class B Rights which is a partnership or a limited liability company holding beneficial ownership of the Class B Rights in question, "Permitted Transferee" means any partner of such partnership or any member of such limited liability company; provided that if any partnership or membership interest in such partnership is acquired by any Person who is not a Family Member of a holder of Class B Rights or which is not a corporation, all the outstanding capital stock of which is owned by, a limited liability company, all the membership interests of which are owned by, or a partnership, all the partnership interests of which are owned by, Family Members who are holders of Class B rights, all Class B Rights then held by such partnership or limited liability company shall be deemed without further act on anyone's part to be converted into Class A Rights and shall thereupon and thereafter be deemed to represent a like number of Class A Rights;

                  (F) In the case of a holder of Class B Rights which is a corporation holding beneficial ownership of Class B Rights in question, "Permitted Transferee" means any stockholder of such corporation receiving Class B Rights through a dividend or through a distribution made upon liquidation of such corporation and any survivor of a merger or consolidation of such corporation; provided that if any share of capital stock of such corporation (or any survivor of a merger or a consolidation of such corporation) is acquired by any person who is not a Family Member of a holder of Class B Rights or which is not a corporation, all the outstanding capital stock of which is owned by, a limited liability company, all the membership interests of which are owned by, or a partnership, all the partnership interests of which are owned by, Family Members who are holders of Class B Rights, all Class B Rights then held by such corporation shall be deemed without further act on anyone's part to be converted into Class A Rights and shall thereupon and thereafter be deemed to represent a like number of Class A Rights; and

                  (G) In the case of a holder of Class B Rights which is the estate (or representative thereof) of a deceased holder of Class B Rights and provided such deceased held beneficial ownership of the Class B Rights in question, "Permitted Transferee" means a Permitted Transferee of such deceased as determined pursuant to paragraphs
          (c)(i)(A), (B) and (C) above, as the case may be.

     (ii) Notwithstanding anything to the contrary set forth herein, any holder of Class B Rights may pledge such Class B Rights to a pledgee pursuant to a bona fide pledge of such Rights as collateral security for indebtedness due to the pledgee, provided that such Rights shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph (c). In the event of foreclosure or other similar action by the pledgee, such pledged Class B Rights may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Rights, as the pledgee may elect.

     (iii) Any purported transfer of Class B Rights, other than to a Permitted Transferee, including, without limitation, any transfer to a bankruptcy estate of any Person who is holder of Class B Rights shall be null and void and of no effect and the purported transfer by a holder of Class B Rights, other than to a Permitted Transferee, including, without limitation, any transfer to a bankruptcy estate of any Person who is holder of Class B Rights, will result in the immediate and automatic conversion of the Class B Rights of such holder into Class A Rights.

     (iv) Class B Rights shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, that certificates representing Class B Rights may be registered in "street" or nominee" name if such Rights are being held in such manner only for the benefit of a holder of Class B Right(s) who is the beneficial owner(s) of such Rights. For the purposes of this paragraph (c), the term "beneficial owner(s)" of any Class B Rights shall mean the person or persons who possess the power to dispose of, or to direct the disposition of, such Rights. Any Class B Rights registered in "street" or "nominee" name may be transferred to the beneficial owner of such Rights upon proof satisfactory to the Company that such person is in fact the beneficial owner of such Rights. Any Class B Rights to be registered in "street" or "nominee" name may be so registered only upon proof satisfactory to the Company that such Rights are to be held only for the benefit of a holder of Class B Right(s) who is the beneficial owner(s) of such Rights.

     (v) The Company shall note on the certificates representing the Class B Rights the restrictions on transfer and registration of transfer imposed by this paragraph (c). The Company may, as a condition to the transfer of or the registration of transfer of Class B Rights to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

     (vi) For purposes of this paragraph (c):

     (A) Each joint owner of Class B Rights shall be considered a holder of Class B Rights of such Rights.

     (B) A minor for whom Class B Rights are held pursuant to a Uniform Gifts to Minors Act or similar laws shall be considered a holder of Class B Rights of such Rights.

     (C) The relationship of any Person that is derived by or through legal adoption shall be considered a natural one.

     Section 7. Exercise of Rights;  Purchase Price;  Expiration Date of Rights.

      (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on May 7, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price for each Class A Common Share purchasable pursuant to the exercise of a Class A Right shall initially be $70.00 (the "Class A Purchase Price") and the purchase price for each Class B Common Share purchasable pursuant to the exercise of a Class B Right shall be $70.00 (the "Class B Purchase Price"), and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the applicable Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the applicable Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     9. Availability of Common Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares of each class of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     10. Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the applicable Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Class A Common Shares or the Class B Common Shares payable in such Common Shares, (B) subdivide the outstanding Class A Common Shares or the Class B Common Shares, (C) combine the Class A Common Shares or the Class B Common Shares into a smaller number of such Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the applicable Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any related Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

     (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current applicable Purchase Price multiplied by the number of Class A Common Shares or a Class B Common Shares, as applicable, for which such Right is then exercisable, in accordance with the terms of this Agreement such number of Class A Common Shares or Class B Common Shares, as applicable, of the Company as shall equal the result obtained by (x) multiplying the then current applicable Purchase Price by the number of such Common Shares for which such Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Class A Common Shares or Class B Common Shares, as applicable (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

     From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

     (iii) In the event that there shall not be sufficient Class A Common Shares or Class B Common Shares, as applicable, issued but not outstanding or authorized but unissued to permit the exercise in full of the related Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Class A Common Shares or Class B Common Shares, as applicable, for issuance upon exercise of the related Rights.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of either Class A Common Shares or Class B Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase such Common Shares (or shares having the same rights, privileges and preferences as such Common Shares ("Equivalent Common Shares")) or securities convertible into such Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the then current per share market price of the related Common Shares on such record date, the applicable Purchase Price to be in effect after such record date shall be determined by multiplying such Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of such Common Shares outstanding on such record date plus the number of such Common Shares which the aggregate offering price of the total number of such Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of such Common Shares outstanding on such record date plus the number of such additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one such Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the applicable Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Class A Common Shares or the Class B Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the applicable
Purchase Price to be in effect after such record date shall be determined by multiplying such Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the applicable Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights
Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one such Common Share and the denominator of which shall be such current per share market price of such Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one such Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as defined herein) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day: shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the relevant Common Shares are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the applicable Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Common Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

     (g) All Class A Rights or Class B Rights originally issued by the Company subsequent to any adjustment made to the related Purchase Price hereunder shall evidence the right to purchase, at such adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of such Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Class A Purchase Price or the Class B Purchase Price as a result of the calculations made in Sections 11(b) and (c), each related Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at such adjusted Purchase Price, that number of Class A Common Shares or Class B Common Shares (calculated to the nearest one one-millionth of a Common Share), as applicable, obtained by (i) multiplying (x) the number of shares covered by such Right immediately prior to this adjustment by (y) the related Purchase Price in effect immediately prior to such adjustment of such Purchase Price and (ii) dividing the product so obtained by the related Purchase Price in effect immediately after such adjustment of such Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Class A Purchase Price or the Class B Purchase Price to adjust the number of related Rights, in substitution for any adjustment in the number of related Common Shares purchasable upon the exercise of such Right. Each of the Class A Rights or Class B Rights, as applicable, outstanding after such adjustment of the number of such Rights shall be exercisable for the number of related Common Shares for which such Right was exercisable immediately prior to such adjustment. Each such Right held of record prior to such adjustment of the number of such Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the related Purchase Price in effect immediately prior to adjustment of such Purchase Price by such Purchase Price in effect immediately after adjustment of such Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the related Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of the applicable Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the related Common Shares issuable upon exercise of the Class A Rights or Class B Rights, as applicable, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Class A Common Shares or Class B Common Shares, as applicable, at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Class A Purchase Price or the Class B Purchase Price, as applicable, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the related Common Shares, issuance wholly for cash of any related Common Shares at less than the current market price, issuance wholly for cash of related Common Shares or securities which by their terms are convertible into or exchangeable for such Common Shares, dividends on related Common Shares payable in such Common Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of such Common Shares shall not be taxable to such stockholders.

     12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current related Purchase Price multiplied by the number of Common Shares for which such Right is then exercisable, in accordance with the terms of this Agreement and in lieu of such Common Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current related Purchase Price by the number of Common Shares for which such Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one related Common Share. For the purposes of this
Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof)
provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first- class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for the applicable Common Shares at an exchange ratio of one such Common Share per related Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of the applicable Common Shares equal to the number of such Rights held by such holder multiplied by the applicable Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In the event that there shall not be sufficient Class A Common Shares or Class B Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Common Shares or Class B Common Shares, as applicable, for issuance upon exchange of the Rights.

     (d) The Company shall not be required to issue fractions of Class A Common Shares or Class B Common Shares or to distribute certificates which evidence fractional Class A Common Shares or Class B Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of such whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     25. Notice of Certain Events. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

     (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

     26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           The Providence Journal Company
                           75 Fountain Street
                           Providence, Rhode Island  02902
                           Attention:  John L. Hammond, Esq.
                                       Vice President-General Counsel
                                       & Chief Administrative Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           The First National Bank of Boston
                           Shareholder Services Division
                           Mail Stop 45-02-16
                           150 Royall Street
                           Canton, Massachusetts  02021
                           Attention:  Colleen H. Shea

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) with respect to the Voting Power of the Common Shares to not less than 10% and with respect to the Voting Power of the Class A Common Shares to not less than 25%.

     28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                             THE PROVIDENCE JOURNAL COMPANY

Attest:


By__________________________                 By________________________________
   Name:                                       Name:
   Title:                                      Title:


                                             THE FIRST NATIONAL BANK OF BOSTON
Attest:


By_________________________                  By________________________________
   Name:                                        Name:
   Title:                                       Title: